UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549



                                   FORM 8-K

                                CURRENT REPORT
     Pusuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 5, 1998


                         THE MAJESTIC STAR CASINO, LLC
            (Exact name of registrant as specified in its charter)


          Indiana                     333-06489               43-1664986
(State or other jurisdiction   (Commission file number)   (I.R.S. Employer
    of incorporation or                                  Identification No.)
       organization)


One Buffington Harbor Drive, Gary, Indiana                   46406-3000
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, including Area Code: (219) 977-7823


                                      N/A
          Former Name or Former Address, if Changed Since Last Report

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Item 5.  Other Events

Change in Executive Officers

The Company has notified Thomas C. Bonner, Executive Vice President, and Paul W. Sykes, Chief Operating Officer, that their respective three-year employment agreements, which are due to expire on or before December 4, 1998, will not be renewed. The duties of Messrs. Bonner and Sykes have been assumed on an interim basis by Michael E. Kelly, Vice President and Chief Financial Officer, effective October 17, 1998.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 5, 1998.

THE MAJESTIC STAR CASINO, LLC


By: BARDEN DEVELOPMENT INC., Manager


By: /S/ DON H. BARDEN
        Don H. Barden
        President and Chief Executive Officer